UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 April 23, 2007


                       THE MANAGEMENT NETWORK GROUP, INC.
               (Exact name of company as specified in its charter)


          Delaware                     0-27617                 48-1129619
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

         7300 College Boulevard, Suite 302, Overland Park, Kansas 66210
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               (Address of principal executive offices) (Zip code)

                                 (913) 345-9315
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              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

ITEM 8.01      OTHER EVENTS

As we have previously announced, a special committee of our Board of Directors (the "Board"), together with its independent legal counsel and forensic accountants, has conducted an investigation of our historical practices associated with the granting of stock options and restricted stock and our accounting for those awards.

The Board did not place any limitations on the scope of the special committee's review. The special committee and its advisors were given complete access to all electronic and other documents maintained by us and our employees and received full cooperation from management. The special committee's investigative team searched more than one million physical and electronic documents, reviewed more than 270,000 physical and electronic documents, and interviewed more than 20 current and former directors, officers, employees and advisors.

For additional information about this and related matters, see our current reports on Form 8-K filed on November 13, 2006, November 20, 2006, January 19, 2007, February 15, 2007, February 28, 2007, April 4, 2007 and April 9, 2007.

The special committee has completed its review, and delivered its final report to our Board on April 23, 2007. We will provide copies of the report to the Securities and Exchange Commission and all investigation documents required by the Nasdaq Stock Market.

The special committee and its advisors analyzed the measurement dates for all 856 stock option grants and restricted stock awards made between November 1, 1999, before our initial public offering, and October 2, 2006, the date our Board suspended option grants pending completion of the investigation (the "review period").

The special committee determined that 582 of those stock option and restricted stock grants (representing an aggregate of approximately 8,479,129 shares) had incorrect measurement dates. The misdated options and restricted stock awards represented 68% of all options and restricted stock awards made during the review period.

The special committee's investigation identified a large number of option grants for which grant dates were intentionally selected in order to obtain favorable exercise prices. The grant dates for these awards were selected to reflect our stock price at a date prior to the actual grant date or measurement date. The vast majority of these options that were retroactively priced were granted to non-management employees. Approximately 94% of these misdated grants (in number of grants and number of underlying shares) occurred prior to 2004.

We are restating previously filed financial statements for fiscal years 2004 and 2005, along with the first and second quarters of fiscal year 2006, to record additional non-cash share-based compensation expense and the related tax effects in connection with misdated options and restricted stock awards. These non-cash adjustments, after tax, will amount to approximately $0.2 million, $0.4 million and $1.3 million in fiscal years 2006, 2005 and 2004, respectively. The aggregate additional non-cash compensation expense, after tax, attributable to misdated options and restricted shares awarded prior to 2004 is approximately $6.9 million and will be recorded as an increase in accumulated deficit as of January 3, 2004 to reflect the cumulative effect of the error. The restated financial statements will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, in our Annual

Report on Form 10-K for the fiscal year ended December 30, 2006, and our amended Quarterly Reports on Form 10-Q/A for the quarters ended April 1, 2006 and July 1, 2006. The September 30, 2006 Form 10-Q and December 30, 2006 Form 10-K are being filed late because of the investigation and consequent restatement. Pursuant to SEC guidance, we do not intend to amend any other previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or proxy statements affected by the restatement; accordingly, such reports and the related reports of our independent registered public accounting firm and such proxy statements should not be relied upon.

The special committee found no evidence of intent to defraud, fraudulent misconduct or intentional filing of misleading financial statements or other public disclosures. None of the current executive officers or directors who received stock options that were incorrectly dated (seven grants in total during the seven year review period) exercised those stock options. The special committee did not find that incorrect dating of stock options resulted in any direct financial gain to executive officers or directors. The special committee did not recommend the termination or resignation of any member of management or the Board.

All seven misdated dated stock option grants made to current executive officers or directors (representing an aggregate of 502,612 shares) have been voluntarily surrendered and cancelled.

Most of the misdated option grants, other than those made to executive officers and directors, were made by management without prior Board approval under an apparent or de facto delegation of authority by the Board. Although reports of stock option grants were provided to the Board from time to time, the recipients and terms of most of these grants were generally fixed for accounting purposes before these reports were provided to the Board. The de facto delegation of granting authority to management may not have complied with the terms of the equity compensation plans under which those options and restricted stock grants were awarded.

The special committee made the following additional key findings:

     o    There was a widespread  misconception among personnel  responsible for
          making,   processing  and  approving  grants  that  our  stock  option practices were proper.

     o There was widespread unawareness of the accounting consequences of our stock option practices.

     o Our internal controls and procedures were inadequate to ensure the accurate reporting of expense related to stock option grants and nonvested stock awards.

     o There was inadequate communication between the Board, management, accounting personnel, and non-accounting personnel in the options granting and reporting process.

     o There was inadequate training of both accounting and non-accounting personnel.

     o Non-accounting staff were not provided sufficient guidance with respect to the proper accounting consequences of option pricing.

     o Accounting staff placed undue reliance on the information recorded by our non-accounting staff in our third-party stock plan management and reporting information system.

The special committee also found that our financial statements and financial statement footnotes have inaccurately reported stock option compensation expense since 1999, that our proxy statement disclosures about stock options have been inaccurate, and that our corporate governance polices and procedures have been inadequate.

Based upon the special committee's findings and its own evaluation, management has concluded that our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was recorded, processed, summarized and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. This was due to material weakness in our internal control over financial reporting, which included a failure to maintain effective controls over the determination of the accounting measurement dates for stock options and restricted stock awards and the additional control deficiencies described above. This weakness led to the planned restatement of our historical financial statements discussed above. In light of this conclusion, we are adopting new and enhanced processes and procedures to ensure the future integrity of our control process and the reliability of our financial reporting.

The special committee made a series of recommendations to the Board for improvements in our equity compensation process, corporate governance practices, disclosure controls and procedures, and our financial reporting. On April 23, 2007, our Board adopted all of the recommendations of the special committee and directed management to implement those recommendations that require action on the part of management. The Board actions included the following:

     o The Board authorized the special committee to follow-up its investigation and review the implementation by the Board and management of the special committee's recommendations with a view to eventually transitioning ongoing monitoring of such matters to the standing committees of the Board.

     o The Board accepted the voluntary surrender of the seven misdated option grants made to current executive officers and directors referred to above.

     o The Board directed that until appropriate procedures have been approved by the Board and implemented, all stock option and restricted stock awards should be granted solely by the full Board until such time as the Board determines that it is appropriate for the Compensation Committee to assume that role.

     o The Board determined that the primary duty and responsibility of Donald E. Klumb as our Chief Financial Officer is to manage the financial affairs of the Company and that he shall have very limited assignments and responsibilities outside of this role. The Board directed management to prepare a job description for the Chief Financial Officer and submit it for review and approval by the Board and Audit Committee by May 15, 2007.

          The Board further directed that Mr. Klumb's performance as Chief Financial Officer be reassessed by our CEO, the Audit Committee and the Board by September 30, 2007.

     o The Board directed management to prepare and submit to the Board a report on the staffing needs and requirements of our finance and accounting, legal and human resources departments.

     o The Board directed that until further notice management must report to the special committee on a monthly basis on its progress in implementing the actions recommended by the special committee and adopted by the Board. The Board indicated its desire to eventually have the standing committees of the Board assume oversight responsibilities from the special committee.

     Management has also adopted the following measures:

     o We have hired a national consulting firm to assist us with the planning and implementation of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and to help ensure that we have an adequate internal controls and procedures for financial reporting.

     o We have hired additional accounting personnel to assist us with our accounting and financial reporting function. Training for accounting and non-accounting personnel will be enhanced. Management and the Board will assess the need for additional personnel and/or training on an ongoing basis.

     o We have hired an in-house General Counsel to coordinate our legal affairs and Exchange Act compliance.

We are conducting a comprehensive review of our compensation, governance and financial reporting policies and practices and will be adopting additional measures to improve the quality and integrity of our corporate governance, internal controls and financial reporting. We are committed to high standards of accountability, transparency, financial integrity and effective governance and are dedicated to improving our performance in all of these areas.

Cautionary note regarding forward-looking statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained in this report regarding the special committee's investigation, the planned restatement of the Company's financial statements, the potential impact of such restatement, the identification of accounting errors or corrections, and/or recommendations of the special committee or measures adopted by management and the Board are subject to known and unknown risks, uncertainties and contingencies. Factors that might affect actual results, performance or achievements include, among other things, the matters discussed in this report, the restatement of the Company's financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these matters, that the anticipated accounting adjustments could have negative tax implications for the Company, the potential for delisting of our common stock on the Nasdaq Stock Market, the effectiveness of remedial measures adopted by management and our Board, and other actions that may be taken as a result of the special committee investigation. In addition to the matters described in this report, risks and uncertainties are described from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE MANAGEMENT NETWORK GROUP, INC.


Date:  April 27, 2007                  By:   /s/ Donald E. Klumb
                                             -----------------------------------
                                             Donald E. Klumb
                                             Vice President and Chief Financial
                                                Officer